PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-54662

                               [GRAPHIC OMITTED]

                        1,000,000,000 Depositary Receipts
                            Retail HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Retail HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                                   Primary
                                                                                     Share         Trading
                              Name of Company                         Ticker        Amounts        Market
          -------------------------------------------------------- ------------ --------------- --------------
           Amazon.com, Inc.                                            AMZN            7           NASDAQ
           Best Buy Co., Inc.                                          BBY             9            NYSE
           Costco Wholesale Corporation                                COST            8           NASDAQ
           CVS Corporation                                             CVS            14            NYSE
           Federated Department Stores                                  FD          11.738          NYSE
           Kohl's Corporation                                          KSS             6            NYSE
           Limited Brands, Inc.                                        LTD             8            NYSE
           Lowe's Companies, Inc.(1)                                   LOW            28            NYSE
           RadioShack Corporation                                      RSH             3            NYSE
           Safeway Inc.                                                SWY             9            NYSE
           SUPERVALU INC.                                              SVU           1.456          NYSE
           Target Corporation                                          TGT            16            NYSE
           The Gap, Inc.                                               GPS            16            NYSE
           The Home Depot, Inc.                                         HD            40            NYSE
           The Kroger Co.                                               KR            15            NYSE
           The TJX Companies, Inc.                                     TJX            10            NYSE
           Walgreen Co.                                                WAG            19            NYSE
           Wal-Mart Stores, Inc.                                       WMT            36            NYSE

(1) Effective July 7, 2006, the quantity of shares of Lowe's Companies, Inc. (NYSE: "LOW") represented by each 100 share round lot of Retail HOLDRS increased to 28 shares (from 14) due to a 2 for 1 stock split.


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2006.